Exhibit 10.70

CFO CONSULTING AGREEMENT

CFO CONSULTING AGREEMENT dated as of April 24, 2023 (“Agreement”), between Soluna Holdings, Inc., a Nevada corporation (the “Company”), and David Michaels (“Consultant”).

WHEREAS, the Board of Directors of the Company desires to engage Consultant to provide consulting services, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Consultant has agreed to provide such consulting services, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Independent Consultant; The Company, through the action of its Board of Directors (the “Board”), hereby engages the Consultant, and the Consultant will serve the Company, as a consultant. During the term of this Agreement, the Consultant will serve as the non-employee chief financial officer (“CFO”) of the Company. The Company confirms that the Consultant has been duly elected as the CFO of the Company and will remain as an executive officer of the Company during the term of this Agreement.

2. Duties; Term, and Compensation. The Consultant’s duties, term of engagement, compensation and provisions for payment thereof are detailed in the attached Exhibit A, which may be amended in writing from time to time by the Consultant and agreed to by the Company, and which collectively are hereby incorporated by reference.

3. Expenses; During the term of this Agreement, the Company will reimburse the Consultant for all reasonable and approved out-of-pocket expenses incurred in connection with the performance of the duties hereunder and submitted in accordance with the Company’s established procedures.

4. Confidentiality; The Consultant acknowledges that during the engagement he will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, without limitation, the Company’s business and product processes, methods, customer lists, accounts and procedures. The Consultant agrees that he will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required during this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into his possession, shall remain the exclusive property of the Company. The Consultant shall not retain any copies of the foregoing without the Company’s prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in his possession or under his control.

5. Conflicts of Interest; Non-hire Provision. The Consultant represents that he is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Consultant and any third party. Further, the Consultant, in rendering his duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which he does not have a proprietary interest. During the term of this agreement, the Consultant shall devote as much of his productive time, energy and abilities to the performance of his duties hereunder as is necessary to perform the required duties in a timely and productive manner. The Consultant is expressly free to perform services for other parties while performing services for the Company, provided that the Consultant shall not provide any services to any party which is completive with the Company.

6. Indemnification and D&O Insurance; The Company agrees to defend, indemnify (including, without limitation, by providing for the advancement of expenses and reasonable attorneys’ fees) and hold harmless the Consultant for any and all acts taken or omitted to be taken by the Consultant hereunder (except for bad faith, gross negligence or willful misconduct) as if the Consultant was an officer of the Company as provided in the charter and bylaws of the Company in accordance with the same terms, conditions, limitations, standards, duties, rights and obligations as an officer. The provisions of this Section shall survive any termination of this Agreement. In addition, until the five (5) year anniversary of the termination or expiration of this Agreement, so long as the Company maintains liability coverage for its officers, the Company shall maintain in effect liability insurance coverage for the Consultant (as an insured person) with respect to his service under this Agreement, on the same or more favorable terms and conditions (from the perspective of the Consultant) as under the liability insurance policies of the Company in effect for such officers.

7. Merger; This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

8. Termination; The Company may terminate this Agreement at any time by 30 days’ written notice to the Consultant.

9. Independent Consultant; This Agreement shall not render the Consultant an employee of the Company for any purpose. The Consultant is and will remain an independent consultant in his relationship with the Company. The Company shall not be responsible for withholding taxes with respect to the Consultant’s compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. Consultant represents that by virtue of the nature of his consulting practice with other clients and his responsibilities to the Company such characterization is appropriate.

10. Successors and Assigns; Any and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

11. Choice of Law; The laws of the state of New York shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

12. Arbitration; Any disagreements arising out of the terms of this Agreement, or its interpretation shall be settled in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

13. Headings; Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

14. Waiver; Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

15. Assignment; The Consultant shall not assign any of his rights under this Agreement or delegate the performance of any of his duties hereunder, without the prior written consent of the Company.

16. Notices; Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Consultant:	David Michaels
2369 Payne Road
Castleton on Hudson, NY 12033
davemichaels48@gmail.com

If to the Company:	Attn: ____________________ Chief Executive Officer
325 Washington Avenue Ext.
Albany, NY 12205
{email}

Any party hereto may change its address for the purposes of this paragraph by written notice given in the manner provided above.

17. Modification or Amendment; No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

18. Entire Understanding; This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

19. Unenforceability of Provisions; If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

Soluna Holdings, Inc.		David Michaels

By:	/s/	By:	/s/
Date:		Date:
President & CEO

SCHEDULE A

DUTIES, TERM, AND COMPENSATION

DUTIES: The Consultant will perform all duties typically required of a Chief Financial Officer, including, but not limited to accounting oversight, preparation of quarterly and annual financial statements to be filed with the SEC, filings required on Forms 8-K and such other filings as may be required and coordination with SHI’s independent public accountants with respect to quarterly reviews and annual audits, participate in meetings with shareholders, potential investors and securities analysts, and in conjunction with the Company’s principal accounting officer supervise the members of the Company’s finance team.

He will report directly to the CEO and to any other party designated in connection with the performance of the duties under this Agreement and shall fulfill any other duties reasonably requested by the Company and agreed to by the Consultant.

TERM: This engagement shall commence upon execution of this Agreement and shall continue in full force and effect for a period of four months. The agreement may only be extended thereafter by mutual agreement, unless terminated earlier by operation of and in accordance with this Agreement.

COMPENSATION: As compensation for the services rendered pursuant to this Agreement, Company shall pay Consultant $25,000 per month, paid in arrears.